EXHIBIT 32

CERTIFICATION

          I, Jonathan R. Burst, the chief executive officer of International Fuel Technology, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)     the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2005	By:	/s/ JONATHAN R. BURST

Jonathan R. Burst
Chief Executive Officer

          I, Michael F. Obertop, the chief financial officer of International Fuel Technology, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)     the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2005	By:	/s/ MICHAEL F. OBERTOP

Michael F. Obertop
Chief Financial Officer